UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 10, 2018

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
 (Address of principal executive offices)

(855) 733-2685
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.

On May 10, 2018, PEDEVCO Corp. (the “Company”, “we” and “us”) entered into the Ingriselli Employment Agreement, Separation Agreement and Peterson Consulting Agreement, each as described below under Item 5.02.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Employment Agreement

In connection with the pending departure of Mr. Michael L. Peterson as President and Chief Executive Officer of the Company effective May 31, 2018 (as previously disclosed in the Current Report on Form 8-K filed by the Company on April 24, 2018), Mr. Frank C. Ingriselli, the Company’s current Chairman of the Board of Directors and former President and Chief Executive Officer of the Company, has agreed to assume the executive offices of Chief Executive Officer and President of the Company, effective May 31, 2018, and continue in his role as Chairman of the Company’s Board of Directors, as reflected in an Employment Agreement entered into by and between Pacific Energy Development, our wholly-owned subsidiary and Mr. Ingriselli on May 10, 2018 (the “Ingriselli Employment Agreement”).

Pursuant to the Ingriselli Employment Agreement, which has an effective date of June 1, 2018, Mr. Ingriselli shall serve as our President and Chief Executive Officer at a current annual base salary of $250,000, and a target annual cash bonus of between 20% and 40% of his base salary, awardable by the Board of Directors in its discretion. The Company also agreed to pay Mr. Ingriselli standard benefits as other executive officers of the Company. In addition, the Ingriselli Employment Agreement includes certain termination and severance provisions which provide for, among other things, severance payment provisions that would require the Company to make lump sum payments equal to 18 months’ salary and target bonus (payable within thirty days after termination) to Mr. Ingriselli in the event his employment is terminated due to his death or disability, terminated without “Cause” or if he voluntarily resigns for “Good Reason” (36 months in connection with a “Change of Control”), and continuation of benefits for up to 36 months (48 months in connection with a “Change of Control”), as such terms are defined in the Ingriselli Employment Agreement.

For purposes of the Ingriselli Employment Agreement, the term “Cause” means his (1) conviction of, or plea of nolo contendere to, a felony or any other crime involving moral turpitude; (2) fraud on or misappropriation of any funds or property of our company or any of its affiliates, customers or vendors; (3) act of material dishonesty, willful misconduct, willful violation of any law, rule or regulation, or breach of fiduciary duty involving personal profit, in each case made in connection with his responsibilities as an employee, officer or director of our company and which has, or could reasonably be deemed to result in, a Material Adverse Effect upon our company; (4) illegal use or distribution of drugs; (5) material violation of any policy or code of conduct of our company; or (6) material breach of any provision of the employment agreement or any other employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by him for the benefit of our company or any of its affiliates, all as reasonably determined in good faith by the board of directors of our company. However, an event that is or would constitute “Cause” shall cease to be “Cause” if he reverses the action or cures the default that constitutes “Cause” within 10 days after our company notifies him in writing that Cause exists. No act or failure to act on Mr. Ingriselli’s part will be considered “willful” unless it is done, or omitted to be done, by him in bad faith or without reasonable belief that such action or omission was in the best interests of our company. Any act or failure to act that is based on authority given pursuant to a resolution duly passed by the board of directors, or the advice of counsel to our company, shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company.

For purposes of the Ingriselli Employment Agreement, “Material Adverse Effect” means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of our company or its subsidiaries, taken as a whole.

For purposes of the Ingriselli Employment Agreement, “Good Reason” means the occurrence of any of the following without his written consent: (a) the assignment to him of duties substantially inconsistent with this employment agreement or a material adverse change in his titles or authority; (b) any failure by our company to comply with the compensation provisions of the agreement in any material way; (c) any material breach of the employment agreement by our company; or (d) the relocation of him by more than fifty (50) miles from the location of our company’s principal office located in Danville, California. However, an event that is or would constitute “Good Reason” shall cease to be “Good Reason” if: (i) he does not terminate employment within 45 days after the event occurs; (ii) before he terminates employment, we reverse the action or cure the default that constitutes “Good Reason” within 10 days after he notifies us in writing that Good Reason exists; or (iii) he was a primary instigator of the “Good Reason” event and the circumstances make it inappropriate for him to receive “Good Reason” termination benefits under the employment agreement (e.g., he agrees temporarily to relinquish his position on the occurrence of a merger transaction he assists in negotiating).

For purposes of the Ingriselli Employment Agreement, “Change of Control” means: (i) a merger, consolidation or sale of capital stock by existing holders of capital stock of our company that results in more than 50% of the combined voting power of the then outstanding capital stock of our company or its successor changing ownership; (ii) the sale, or exclusive license, of all or substantially all of our company’s assets; or (iii) the individuals constituting our company’s board of directors as of the date of the employment agreement (the “Incumbent Board of Directors”) cease for any reason to constitute at least 1/2 of the members of the board of directors; provided, however, that if the election, or nomination for election by our stockholders, of any new director was approved by a vote of the Incumbent Board of Directors, such new director shall be considered a member of the Incumbent Board of Directors. Notwithstanding the foregoing and for purposes of clarity, a transaction shall not constitute a Change in Control if: (w) its sole purpose is to change the state of our company’s incorporation; (x) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held our company’s securities immediately before such transaction; or (y) it is a transaction effected primarily for the purpose of financing our company with cash (as determined by the board of directors in its discretion and without regard to whether such transaction is effectuated by a merger, equity financing or otherwise).

In addition, as additional consideration for Mr. Ingriselli rejoining the Company as its President and Chief Executive Officer, on May 10, 2018, the Company granted Mr. Ingriselli 80,000 shares of restricted Company common stock under the Company’s Amended and Restated 2012 Equity Incentive Plan, vesting with respect to 60,000 shares on the six (6) month anniversary of June 1, 2018 and 20,000 of the shares on the nine (9) month anniversary of June 1, 2018, subject to his continued service as an employee of or consultant to the Company on such vesting dates, and subject to the terms and conditions of a Restricted Shares Grant Agreement to be entered into by and between the Company and Mr. Ingriselli.

Mr. Ingriselli, age 64, has served as the Chairman of the board of directors since our acquisition of Pacific Energy Development in July 2012, served as our Chief Executive Officer from July 2012 to May 2016 and served as our President from July 2012 to October 2014. Mr. Ingriselli also served as the President, Chief Executive Officer, and Director of Pacific Energy Development since its inception in February 2011 through its July 2012 acquisition by the Company. Mr. Ingriselli began his career at Texaco, Inc. in 1979 and held management positions in Texaco’s Producing-Eastern Hemisphere Department, Middle East/Far East Division, and Texaco’s International Exploration Company. While at Texaco, Mr. Ingriselli negotiated a successful foreign oil development investment contract in China in 1983. In 1992, Mr. Ingriselli was named President of Texaco International Operations Inc. and over the next several years directed Texaco’s global initiatives in exploration and development. In 1996, he was appointed President and CEO of the Timan Pechora Company, a Houston, Texas headquartered company owned by affiliates of Texaco, Exxon, Amoco and Norsk Hydro, which was developing an investment in Russia. In 1998, Mr. Ingriselli returned to Texaco’s Executive Department with responsibilities for Texaco’s power and natural gas operations, merger and acquisition activities, pipeline operations and corporate development. In August 2000, Mr. Ingriselli was appointed President of Texaco Technology Ventures, which was responsible for all of Texaco’s global technology initiatives and investments. In 2001, Mr. Ingriselli retired from Texaco after its merger with Chevron, and founded Global Venture Investments LLC, which we refer to as GVEST, an energy consulting firm, for which Mr. Ingriselli continues to serve as the President and Chief Executive Officer. In February 2016, Mr. Ingriselli founded Blackhawk Energy Ventures Inc., which we refer to as BEV, an energy consulting firm wholly-owned by him for which Mr. Ingriselli currently serves as President and Chief Executive Officer. We believe Mr. Ingriselli’s positions with GVEST and BEV require only an immaterial amount of Mr. Ingriselli’s time and do not conflict with his roles or responsibilities with our company. In 2005, Mr. Ingriselli co-founded Erin Energy Corporation (formerly CAMAC Energy, Inc.) a publicly traded independent energy company headquartered in Houston, Texas, and served as its President, Chief Executive Officer and a member of its board of directors from 2005 to July 2010 and currently serves as Chairman of Erin Energy Corporation after being re-appointed in May 2017.

From 2000 to 2006, Mr. Ingriselli sat on the board of directors of the Electric Drive Transportation Association (where he was also Treasurer) and the Angelino Group, and was an officer of several subsidiaries of Energy Conversion Devices Inc., a U.S. public corporation engaged in the development and commercialization of environmental energy technologies. From 2001 to 2006, he was a Director and Officer of General Energy Technologies Inc., a “technology facilitator” to Chinese industry serving the need for advanced energy technology and the demand for low-cost high quality components, and Eletra Ltd, a Brazilian hybrid electric bus developer. Mr. Ingriselli currently sits on the Board of Trustees of the Eurasia Foundation, a Washington D.C.-based non-profit that funds programs that build democratic and free market institutions in the new independent states of the former Soviet Union, and since May 2015, as a non-executive director and Chairman of the Board of Caspian Energy Inc., an oil and gas exploration company operating in Kazakhstan.

Mr. Ingriselli graduated from Boston University in 1975 with a Bachelor of Science degree in Business Administration. He also earned a Master of Business Administration degree from New York University in both Finance and International Finance in 1977 and a Juris Doctor degree from Fordham University School of Law in 1979.

A copy of the form of Restricted Shares Grant Agreement for the award granted to Mr. Ingriselli on May 10, 2018 is attached as Exhibit 4.2 to the Company’s Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on October 31, 2013 and is incorporated by reference into this Item 5.02.

The foregoing description of the Ingriselli Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Ingriselli Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated in this Item 5.02 by reference.

Consulting Agreement and Separation Agreement

In connection with Mr. Michael L. Peterson’s pending May 31, 2018 departure as the Company’s President and Chief Executive Officer to assume the position of President of the Taiwan Mission of The Church of Jesus Christ of Latter-day Saints in Taipei, Taiwan (as previously disclosed in the Current Report on Form 8-K filed by the Company on April 24, 2018), the Company and Mr. Peterson have entered into a customary Employee Separation and Release (the “Separation Agreement”), pursuant to which Mr. Peterson agreed to fully-release the Company from all claims, in exchange for the Company agreeing to make a lump sum payment of $20,000 upon effectiveness of the Separation Agreement. In addition, in order to assist in the transition of his executive duties to Mr. Ingriselli, and to continue to support the Company’s ongoing efforts to restructure its debt prior to its maturity in the second quarter of 2019, Mr. Peterson has agreed to continue to work with the Company in a consulting capacity for a period of twelve (12) months commencing June 1, 2018 (the “Consulting Term”, which is renewable thereafter for additional one month terms pursuant to the terms of the agreement) pursuant to an Independent Contractor Agreement dated May 10, 2018 entered into by and between the Company and Mr. Peterson (the “Peterson Consulting Agreement”).   Pursuant to the Peterson Consulting Agreement, Mr. Peterson shall provide the Company with executive transition, debt restructuring, strategic planning and capital markets support and services through the Consulting Term in exchange for monthly fee of $5,000. The Peterson Consulting Agreement is terminable by the Company at any time for “Cause”, as similarly defined under the Ingriselli Employment Agreement as described above.

The foregoing descriptions of the Separation Agreement and the Peterson Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the Separation Agreement and Peterson Consulting Agreement, copies of which are filed as Exhibits 10.2 and 10.3 hereto, respectively, and incorporated in this Item 5.02 by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Employment Agreement, dated May 10, 2018, by and between Frank C. Ingriselli and Pacific Energy Development Corp.
10.2*	Employee Separation and Release, dated May 10, 2018, by and between Michael L. Peterson and PEDEVCO Corp.
10.3*	Independent Contractor Agreement, dated May 10, 2018, by and between Michael L. Peterson and PEDEVCO Corp.
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Michael L. Peterson
Michael L. Peterson
President and Chief Executive Officer

Date:  May 10, 2018

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Employment Agreement, dated May 10, 2018, by and between Frank C. Ingriselli and Pacific Energy Development Corp.
10.2*	Employee Separation and Release, dated May 10, 2018, by and between Michael L. Peterson and PEDEVCO Corp.
10.3*	Independent Contractor Agreement, dated May 10, 2018, by and between Michael L. Peterson and PEDEVCO Corp.
* Filed herewith.